Axonic Alternative Income Fund

Supplement dated April 11, 2025

to

Statement of Additional Information dated February 28, 2025

This supplement amends certain information in the Statement of Additional Information (the “SAI”), dated February 28, 2025, of Axonic Alternative Income Fund. Unless otherwise indicated, all other information included in the SAI, or any previous supplements thereto, that is not inconsistent with the information set forth in this supplement, remains unchanged.

The table captioned “Other Executive Officers” under the section titled “Management” on page 22 of the SAI is deleted and replaced in its entirety with the following:

OTHER EXECUTIVE OFFICERS
Lu Chang (1975)	Treasurer (Principal Financial Officer)	Indefinite Term; Since April 2025	Chief Risk Officer, Axonic Capital LLC (2020 – present).	n/a	n/a
Chris Hughes (1980)	Secretary	Indefinite Term; Since May 2024	Chief Operating Officer (2019-present) and Director of Operations (2011-2019), Axonic Capital LLC.	n/a	n/a
Theodore Uhl (1974)	Chief Compliance Officer	Indefinite Term; Since May 2024	Vice President and Fund Chief Compliance Officer, SS&C Registered Fund Services, Inc. (2010- present).	n/a	n/a

Investors Should Retain this Supplement for Future Reference